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Alloy Online, Inc. has omitted from this Exhibit 10.12 portions of the Agreement for which Alloy Online, Inc. has requested confidential treatment from the Securities and Exchange Commission. The portions of the Agreement for which confidential treatment has been requested have been filed separately with the Securities and Exchange Commission. Such omitted portions have been marked with an asterisk.


                                                                   EXHIBIT 10.12

                           MEMORANDUM OF UNDERSTANDING


     This memorandum will serve to summarize the agreement between Primedia Consumer Marketing (SEVENTEEN) and Alloy Designs, Inc. (ALLOY) regarding an offline and online partnership. Please note that this agreement is for the Spring Break '99 catalog (in home late March, early April 1999) and online for the month of February. At that point ALLOY and SEVENTEEN will revisit the agreement to discuss a longer-term relationship.

CATALOG

* ALLOY will offer a special rate (10 issues for $11.96) for a one year subscription to SEVENTEEN. ALLOY will design the ad and SEVENTEEN will supply the art and offer details.
*    SEVENTEEN will pay ALLOY a one-time sponsorship fee of $[ ]*.

ONLINE

* During the month of February, SEVENTEEN's will receive prominent positioning (vs. the other teen magazines) in the ALLOY Newsstand. SEVENTEEN's participation in ALLOY Newsstand is detailed in the Partnership Agreement (see attached).
* During the month of February, SEVENTEEN will be featured in an issue of ALLOY E-Mag (emailed to database of 350,000 requestors). The feature will highlight the 10/$11.96 offer and provide a direct link to the ALLOY Newsstand for ordering.
* During the month of February, SEVENTEEN will provide a link from www.seventeen.com to www.alloyonline.com. The specifics of the link program will be worked out by SEVENTEEN's Online Marketing Director and ALLOY's Marketing Director.

TELEMARKETING

* In advance of the test, ALLOY must feel comfortable with all the upfront details (phone script, training operators, magazine fulfillment) that SEVENTEEN has agreed to provide. At this point, ALLOY will agree to a 7-day test.
* ALLOY will run a 7-day telemarketing test beginning ASAP (preferably February 8th) whereby the 10/$11.96 SEVENTEEN subscription rate will be offered on every phone order placed. SEVENTEEN will remit [ ]*% of the subscription rate for the seven-day period. Once this test is analyzed by both parties, SEVENTEEN and ALLOY will renegotiate a telemarketing remit rate for a longer time period.

ALLOY Signature:               /s/ JOAN D. ROSENSTOCK             Date: 1/28/99
                               ----------------------

SEVENTEEN Signature:           ______________________             Date: 1/28/99


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                               ALLOY NEWSSTAND(TM)
                                PARTNER AGREEMENT


     Alloy operates an Internet web site, www.alloyonline.com, and in the future www.alloy.com, containing magazines of various publishers. Publisher wishes to have an online presence of its magazine displayed on Alloy's web site, and is willing to accept and fulfill orders for all subscriptions and trial offers placed through Alloy's web site. The Publisher has agreed to display its magazine and related information as defined by the terms and services in this Partner Agreement Form. Alloy and Publisher agree as follows:

PUBLISHER GUARANTEE

     Publisher guarantees that the information provided to Alloy is accurate and the offer is the lowest price available to the general public on the Internet. If a customer finds (and provides evidence of) a lower offer on the web, Publisher will refund the difference to the customer. This guarantee excludes non-publisher-authorized offers, expired offers, non-Internet offers, offers originating outside the US and offers not available to the general public (i.e. institutional and educational offers).

PUBLISHER RESPONSIBILITIES

     (i) Publisher will provide a description of the magazine not to exceed 100 words and the terms of the subscription offer as follows:

           LENGTH (MOS.)    # OF ISSUES    SUBSCRIPTION PRICE    VS. COVER PRICE


     (ii)  Publisher will provide magazine art (PSD preferred or jpeg, gif).
     (iii) At time of agreement, Publisher will place Alloy on a comp list sending the issues to:

                                  Attn: Editor
                             The Alloy Newsstand(TM)
                                c/o Alloy Designs
                         115 West 30th Street, Suite 304
                               New York, NY 10001

     (iv) Publisher agrees to start issue service of the subscription with the most current issue of the magazine within 4-6 weeks after receipt of the order.
     (v) Publisher will provide a customer service number and contact for customer questions/referrals.

ALLOY NEWSSTAND RESPONSIBILITIES

     (i) Alloy is responsible for maintaining all operational aspects of the site including updating magazine covers and adding timely information on cover topics.
     (ii) Alloy is responsible for submitting all orders in the required format directly to your fulfillment house.


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     (iii) Alloy is responsible for sending a standard email order confirmation to the customer.

PUBLISHER WARRANTY AND RETURNS

     Publisher agrees that if publication ceases operation, Publisher shall be responsible for the subscription liability or comparable magazine offer to subscribers. Publisher agrees to accept cancellation ON SUBSCRIPTIONS SOLD WITHIN THIRTY (30) DAYS OF NOTICE.

MAGAZINE PRICING

     Publisher guarantees that the published offer is the lowest legitimate price available to the general public on the Internet (and includes all shipping and handling charges and/or sales tax.) Over the term length of an individual customer's offer, Publisher will honor the subscription offer stated. Publisher will have complete control over its pricing and may change pricing of the subscription offer at any time. Advisement of a subscription offer price change is to be made at least thirty (30) days prior to the effective date of the change.

COMMISSION AND BILLING

     Each month, Alloy will REMIT to Publisher [ ]*% of the total subscriptions generated. In the case where Alloy is notified of a cancellation, Alloy will refund the prorated amount (time remaining multiplied by cost per issue) to customer and deduct from the upcoming monthly remittance.

RIGHTS

     Publisher grants Alloy nonexclusive right and privilege to use, copy, scan, digitize, index, reproduce, distribute, and display Publisher's offer throughout the world, for the purposes of distributing, marketing, selling, promoting, and generating leads for Alloy Newsstand(TM). Alloy will not modify, enhance or reconfigure any parts of the magazine or offer without obtaining approval by the Publisher. Alloy reserves the right to exclude any portion of Publisher's magazine for objectionable, harmful, threatening, defamatory, obscene, harassing, or racially or ethnically unsuitable content or graphics.

CUSTOMER NAMES

     Each business work day (M-F) Alloy will send customer names to Publisher or fulfillment house in desired format (i.e. email, fax). When Publisher receives customer names from Alloy, Publisher is permitted to use these names in the customary industry manner (i.e. sell or rent customer names to other vendors).

TERM

     This authorization becomes effective immediately upon signing and will remain in effect for the term of one year unless canceled by either party upon sixty (60) days written notice.


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INDEMNIFICATION

     Publisher shall indemnify, defend and hold harmless Alloy against any actions, expenses or liabilities arising out of or in any way connected with any breach of representation, warranty and payments. Likewise, Alloy will indemnify, defend and hold harmless Publisher against any actions, expenses or liabilities arising out of or in any way connected with the negligent activities or operations of Alloy or its officers, director, employees or agents.

GOVERNING LAW

     This agreement shall be governed by the laws of the United States and the State of New York without reference to its choice of law principles.

AGREED & ACCEPTED:

Partner Name:         _______________________________________

Authorized Signature: _______________________________________

Date:                 _______________________________________

Alloy Name:           _______________________________________

Authorized Signature: _______________________________________

Date:                 _______________________________________



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